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Exhibit 23

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-24958 and 33-49817) pertaining to the McDonald's Corporation Profit Sharing and Savings Plan (formerly known as the McDonald's Corporation Profit Sharing Program) of our report dated May 1, 2003, with respect to the financial statements of the McDonald's Corporation Profit Sharing and Savings Plan included in this Annual Report (Form 11-K) of McDonald's Corporation for the year ended December 31, 2002.

Ernst & Young LLP

Chicago, Illinois
June 23, 2003

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Consent of Independent Auditors